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                             LNB Bancorp, Inc.

                           Exhibit to Form 10 - K

                (for the fiscal year ended December 31, 2002)

                        S - K Reference Number (21)




                      Corporate Organization Structure

                    ..............................
                    .     LNB Bancorp, Inc.      .
                    . Financial Holding Company  .
                    .    an Ohio Corporation (1) .
                    ..............................
                                  .
       .....................................................
       .                          .                        .
...................  .............................  ......................
..Charleston Title.  . The Lorain National Bank  .  .Charleston Insurance.
.. Agency, LLC.   .  . Wholly-Owned Subsidiary   ....    Agency, Inc.    .
.. 49% Owned      .  .   an Ohio Corporation (1) .  .   Wholly-owned     .
.. Ohio LLC (2)   .  .............................  .    Subsidiary      .
...................    .                       .    .Ohio Corporation(1) .
                      .                       .    ......................
                      .                       .
..................................      .................................
.. LNB Financial Services, Inc.  .      .    North Coast Community      .
..   Wholly-Owned Subsidiary     .      .   Development Corporation     .
..     an Ohio Corporation  (1)  .      .   Wholly-Owned Subsidiary     .
..         (dormant)             .      .    an Ohio Corporation   (1)  .
..................................      .................................




              (1) The physical location and legal mailing address is:

                  457 Broadway
                  Lorain, Ohio  44052

              (2) The physical location and legal mailing address is:

                  424 Middle Avenue
                  Elyria, Ohio  44035